UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	82-5134717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2200, Atlanta, GA	30305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0000001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.0000001 per share, of Cumulus Media Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 13, 2018, which description is incorporated herein by reference.

The Registrant’s has applied to list the Class A common stock on The NASDAQ Stock Market LLC under the trading symbol “CMLS.”

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Cumulus Media Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2018)

3.2	Bylaws of Cumulus Media Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2018)

4.1	Form of stock certificate for Class A common stock, $0.0000001 par value per share (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8, filed with the SEC on June 5, 2018)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cumulus Media Inc.

Date: June 18, 2018	By:	/s/ John Abbot
	Name:	John Abbot
	Title:	Executive Vice President, Treasurer and Chief Financial Officer